EX-23.1
                         Consents of Experts And Counsel

                         [Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated February 13, 1997, except for Note Q, for which the date is February 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and its subsidiaries. We also consent to the references to our firm under the caption "Experts".

                                                   /s/ Coopers & Lybrand LLP
                                                   -----------------------------
                                                       Coopers & Lybrand LLP

Boston, Massachusetts
January 20, 1998